EXHIBIT 23.5
WRITTEN CONSENT OF CR-NIELSEN
September 2, 2010
SouFun Holdings Limited
8th Floor, Tower 3, Xihuan Plaza
1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to (i) the references to our name of CR-Nielsen, an independent market research and consulting firm, as commissioned by SouFun Holdings Limited (the “Company”) to compile various Internet and online marketing industry data used in the Company’s Registration Statement on Form F-1 dated the date hereof (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission, (ii) the references to us under the caption “Experts” in the Registration Statement, and (iii) the filing of this letter as an exhibit to the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time subsequent to the date hereof, whether before or after its effectiveness.
     Our offices are located at 11th Floor, Tower 1, Xindongan Plaza, 138 Wangfujing Avenue, Beijing 100006, People’s Republic of China.
Yours faithfully,
For and on behalf of
CR-Nielsen
/s/ CR-Nielsen
Director